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                                                                       EXHIBIT 5


                                                                     May 5, 2000



Schlumberger Limited
277 Park Avenue
New York, New York 10172-2065


Ladies and Gentlemen:

     In connection with the Registration Statement on Form S-8 (the "Registration Statement") being filed by Schlumberger Limited, a corporation organized under the laws of the Netherlands Antilles ("Schlumberger"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to 12,000,000 shares of common stock, par value $.01 per share, of Schlumberger (the "Shares") that may be issued pursuant to the Schlumberger Discounted Stock Purchase Plan (the "Plan"), certain legal matters in connection with the Shares are being passed on for you by me. At your request, this opinion is being furnished for filing as Exhibit 5 to the Registration Statement.

     I am a member of the New York bar, and I am not admitted to practice in, nor do I hold myself out as an expert on the laws of, the Netherlands Antilles. I have, however, consulted with the law firm of Smeets Thesseling Van Bokhorst, counsel qualified to practice in the Netherlands Antilles. Insofar as the opinions expressed below involve conclusions as to matters governed by the laws of the Netherlands Antilles, I am relying on the opinion of such counsel.

     In my capacity as Deputy General Counsel of Schlumberger, I am familiar with the Articles of Incorporation and Bylaws of Schlumberger, each as amended to date, have familiarized myself with the matters discussed herein and have examined all statutes and other records, instruments and documents pertaining to Schlumberger and the matters discussed herein that I deem necessary to examine for the purpose of this opinion.

     Based upon any examination as aforesaid, I am of the opinion that on the issuance of the Shares pursuant to the provisions of the Plan for consideration at least equal to the par value thereof, the Shares will be duly authorized by all necessary corporate action on the part of Schlumberger, validly issued, fully paid and nonassessable.

     I consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, I do not thereby concede that I am within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                    Very truly yours,



                                    /s/ Ellen S. Summer
                                    -------------------
                                    Ellen S. Summer